Exhibit 99.1

October 21, 2015	Analyst Contact:	T.D. Eureste 918-588-7167
	Media Contact:	Stephanie Higgins 918-591-5026

ONEOK Declares Quarterly Dividend

TULSA, Okla. – Oct. 21, 2015 – The board of directors of ONEOK, Inc. (NYSE: OKE) today increased ONEOK’s quarterly dividend by 1 cent per share, or 2 percent, to 61.5 cents per share, effective for the third quarter 2015, resulting in an annualized dividend of $2.46 per share. The dividend is payable Nov. 13, 2015, to shareholders of record at the close of business Nov. 2, 2015.

“As the general partner of ONEOK Partners, we are committed to delivering long-term value for our shareholders,” said Terry K. Spencer, president and chief executive officer of ONEOK. “We delivered on this commitment with the recent $650 million equity investment in the partnership, which we expect will result in increased distributions to ONEOK.

“ONEOK Partners continues to take important steps in all of its business segments to increase fee-based earnings,” said Spencer. “ONEOK’s continued confidence in the partnership’s ability to decrease its commodity exposure and grow its earnings and distributable cash flow helped drive our decision to increase ONEOK’s dividend payment this quarter.”

Since becoming the pure-play general partner of ONEOK Partners in February 2014, ONEOK has increased the dividend five times, representing a 54 percent increase during that period.

ONEOK, Inc. (pronounced ONE-OAK) (NYSE: OKE) is the general partner and as of Sept. 30, 2015, owns 41.2 percent of ONEOK Partners, L.P. (NYSE: OKS), one of the largest publicly traded master limited partnerships, which owns one of the nation's premier natural gas liquids (NGL) systems, connecting NGL supply in the Mid-Continent, Permian and Rocky Mountain regions with key market centers and is a leader in the gathering, processing, storage and transportation of natural gas in the U.S.  ONEOK is a FORTUNE 500 company and is included in Standard & Poor's (S&P) 500 Stock Index.

For information about ONEOK, Inc., visit the website: www.oneok.com.

For the latest news about ONEOK, follow us on Twitter @ONEOKNews.

Some of the statements contained and incorporated in this news release are forward-looking statements as defined under federal securities laws.  The forward-looking statements relate to our anticipated financial performance (including projected levels of quarterly and annual dividends), liquidity, management's plans and objectives for our growth projects and other future operations (including plans to construct additional natural gas and natural gas liquids pipelines and processing facilities), our business prospects, the outcome of regulatory and legal proceedings, market

ONEOK Increases Quarterly Dividend

October 21, 2015

conditions and other matters.  We make these forward-looking statements in reliance on the safe harbor protections provided under federal securities laws and other applicable laws.

Forward-looking statements include the items identified in the preceding paragraph, the information concerning possible or assumed future results of our operations and other statements contained or incorporated in this news release identified by words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “should,” “goal,” “forecast,” “guidance,” “could,” “may,” “potential,” “scheduled,” and other words and terms of similar meaning.

One should not place undue reliance on forward-looking statements. Known and unknown risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements. Those factors may affect our operations, markets, products, services and prices. These and other risks are described in greater detail in Item 1A, Risk Factors, in our most recent Annual Report on Form 10-K and in the other filings that we make with the Securities and Exchange Commission (SEC), which are available on the SEC’s website at www.sec.gov. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these factors. Any such forward-looking statement speaks only as of the date on which such statement is made, and, other than as required under securities laws, we undertake no obligation to update publicly any forward-looking statement whether as a result of new information, subsequent events or change in circumstances, expectations or otherwise.

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